UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2019

EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33 rd Street, 12 th Floor New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 687-8700
n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	New York Stock Exchange
Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Empire State Realty Trust, Inc.	Emerging growth company ☐

Empire State Realty OP, L.P.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Empire State Realty Trust, Inc.	☐

Empire State Realty OP, L.P.	☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

On December 6, 2019, Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), as sole general partner of Empire State Realty OP, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into Amendment No. 2 (the “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”) to establish the “Series 2019 Private Perpetual Preferred Units” as a series of preferred units of the Operating Partnership (the “Series 2019 Preferred Units”) and
re-designate
the Operating Partnership’s existing Private Perpetual Preferred Units, issued on August 26, 2014 (the “Series 2014 Preferred Units”), as “Series 2014 Private Perpetual Preferred Units”. The Operating Partnership issued 4,610,383 Series 2019 Preferred Units in connection with the settlement of the Operating Partnership’s Exchange Offer (as described in Item 3.02 below) on December 6, 2019. The terms of the Series 2019 Preferred Units are set forth in the Amendment that is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The summary description of its terms herein is qualified in all respects by such Amendment’s full text.
Pursuant to the terms of the Series 2019 Preferred Units, holders of the Series 2019 Preferred Units will be entitled to receive cumulative preferential annual cash distributions of $0.70 per Series 2019 Preferred Unit when, as and if declared by the Board of Directors of the Company out of legally available funds for such purpose. Distributions will be payable quarterly in arrears on the same day on which quarterly distributions on OP Units (as defined below) are paid, which is currently the last day of each of March, June, September and December (or, if not a business day, the next succeeding business day). Distributions on the Series 2019 Preferred Units will accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not distributions are declared. However, distributions on the Series 2019 Preferred Units will only be declared and made to the extent that the Operating Partnership has net cash income from operations in an amount equivalent to such distributions (such amount to be allocated first to holders of the Series 2019 Preferred Units pursuant to the terms of the Partnership Agreement). Distributions on the Series 2019 Preferred Units began to accrue on October 1, 2019.
Subject to certain exceptions, unless either (i) the full amount of accrued distributions on the Series 2019 Preferred Units have been or contemporaneously are declared and paid or (ii) a sum sufficient for the payment thereof in cash is set apart for payment and the Operating Partnership projects the cash available for distributions to holders of Series 2019 Preferred Units will be sufficient to fund full payment on the next quarterly payment date and to fund full payment of accrued distributions on all other series of partnership units ranking on parity with the Series 2019 Preferred Units, no distribution or redemption payment will be made to any other class or series of partnership units which rank on a parity with or junior to the Series 2019 Preferred Units; provided, that the general partner may suspend the foregoing prohibition to the extent it concludes the absence of such distribution or redemption would materially impair the market value of the Company, in which case the then unpaid amount is thereafter accrued with additional amounts thereon at 8% per annum. The Series 2019 Preferred Units will, with respect to distribution rights, rank junior to the Series 2014 Preferred Units.
In addition, upon the Operating Partnership’s voluntary or involuntary liquidation, dissolution or winding up, before any distribution or payment shall be made to holders of OP Units or any other class or series of partnership units ranking junior to the Series 2019 Preferred Units, the holders of Series 2019 Preferred Units will be entitled to be paid out of the Operating Partnership’s assets legally available for distribution to the unitholders, after payment of or provision for the debts and other liabilities of the Operating Partnership, a liquidation preference of $13.52 per Preferred Unit, plus an amount equal to any accrued and unpaid distributions (whether or not declared) up to, but excluding, the date of payment.
Except in certain circumstances relating to the preservation of the Company’s status as a real estate investment trust, or REIT, for United States federal income tax purposes, the Operating Partnership may generally not redeem the Series 2019 Preferred Units. In addition, if in the future the Operating Partnership or the Company is party to certain fundamental capital transactions, such as a change of control, then the Operating Partnership will have the right, at its option, to redeem the Series 2019 Preferred Units, in whole but not in part, for cash at a redemption price equal to 200% of their stated liquidation preference, plus all accrued and unpaid distributions (whether or not declared) thereon up to, but excluding the date fixed for redemption, without interest. The Series 2019 Preferred Units will not be convertible or exchangeable for or into units of any other class or series, or redeemable for securities of the Company.
Holders of the Series 2019 Preferred Units will have voting rights in connection with amendments to the Partnership Agreement or the terms of the Series 2019 Preferred Units that materially and adversely affect the rights of the Series 2019 Preferred Units. Other than in these limited circumstances, holders of the Series 2019 Preferred Units will have no voting rights.
Generally, Series 2019 Preferred Units will be freely transferable to family and affiliates, but other transfers will require the consent of our general partner in its discretion. Absent such consent, the transferee will have only the right to receive distributions with respect to the transferred unit and will not be admitted to the Operating Partnership as a partner entitled to vote. Transfers of Series 2019 Preferred Units will be effective as of the first day of the next succeeding fiscal quarter of the Operating Partnership. However, no market currently exists for the Series 2019 Preferred Units, and the Operating Partnership does not intend to apply to list the Series 2019 Preferred Units on any stock exchange or in any trading market.
Item 3.02	Unregistered Sales of Equity Securities.

On November 25, 2019, the Operating Partnership announced the final results of its offer to exchange (the “Exchange Offer”) newly-issued Series 2019 Preferred Units for up to 15,000,000 operating partnership units on a pro rata basis from all tendering holders of (i) Series ES operating partnership units (“Series ES OP Units”), (ii) Series 60 operating partnership units (“Series 60 OP Units”), (iii) Series 250 operating partnership units (“Series 250 OP Units”), and (iv) Series PR operating partnership units (“Series PR OP Units” and, together with Series ES OP Units, Series 60 OP Units and Series 250 OP Units, the “OP Units”).

On December 6, 2019, the Operating Partnership settled the Exchange Offer. In the aggregate, the Operating Partnership issued 4,610,383 Series 2019 Preferred Units in exchange for 4,610,383 OP Units, consisting of 1,632,667 Series ES OP Units, 186,799 Series 250 OP Units, 302,608 Series 60 OP Units and 2,488,309 Series PR OP Units. The OP Units acquired by the Operating Partnership in the Exchange Offer were retired upon receipt. After settlement of the Exchange Offer, a total of 110,220,974 OP Units remains outstanding, consisting of 26,052,043 Series ES OP Units, 3,566,997 Series 250 OP Units, 7,119,375 Series 60 OP Units and 73,782,559 Series PR OP Units.
The Series 2019 Preferred Units were issued in the Exchange Offer in reliance on the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.
Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated December 6, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC.

Date: December 1 2 , 2019	By:	/s/ Thomas N. Keltner, Jr.
	Name:	Thomas N. Keltner, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

EMPIRE STATE REALTY OP, L.P.

	By:	Empire State Realty Trust, Inc., as general partner

Date: December 1 2 , 2019	By:	/s/ Thomas N. Keltner, Jr.
	Name:	Thomas N. Keltner, Jr.
	Title:	Executive Vice President, General Counsel and Secretary